Exhibit 99.1

Press Release issued October 9, 2014

Barracuda Reports Record Second Quarter Fiscal 2015 Results

•	Q2 gross billings up 18% year-over-year to a record $89 million

•	Total revenue grew 19% year-over-year to $69 million in Q2

•	Adjusted EBITDA grew 76% year-over-year to $20 million

•	Adjusted free cash flow of $14 million, representing 45% growth year-over-year

•	Total active subscribers exceed 225,000

CAMPBELL, Calif., October 9, 2014 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its second quarter of fiscal 2015, which ended August 31, 2014.

Billings & Revenue: For the second quarter of fiscal 2015, gross billings grew 18% to $89.0 million, up from $75.6 million in the second quarter of fiscal 2014. Total revenue increased 19% to $68.7 million, up from $57.8 million in the second quarter of fiscal 2014. Appliance revenue in the second quarter of fiscal 2015 increased to $20.7 million compared to the second quarter of fiscal 2014, and recurring subscription revenue grew to $48.0 million in the second quarter of fiscal 2015 compared to the second quarter of fiscal 2014, representing 70% of total revenue.

Net Income: GAAP net income in the second quarter of fiscal 2015 was $0.7 million, or $0.01 earnings per share, based on a diluted share count of 53.7 million. Non-GAAP net income for the second quarter of fiscal 2015 was $4.6 million, or $0.08 earnings per share. Non-GAAP net income excludes $3.7 million in stock-based compensation expense, $2.2 million in income tax benefit of non-GAAP exclusions, $1.1 million in amortization of intangibles, $0.6 million in acquisition and other non-recurring charges, and $0.6 million in other income and expense. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We are pleased to report another quarter of strong performance on both our top and bottom line,” said BJ Jenkins, president and CEO. “In the second quarter, we added more than 11,250 new active subscribers, bringing our total active subscribers to more than 225,000. Our results reflect our continued traction in our faster-growing categories of storage and network and application security. We recently introduced a number of new products and feature enhancements to our portfolio, which we believe will strengthen our position as a leading provider of security and storage solutions that simplify the lives of IT professionals.”

“We had strong financial performance in the second quarter, with record results in gross billings, balanced with a strong bottom line,” said David Faugno, CFO. “In the quarter Adjusted EBITDA was $20 million, or 29% of total revenue. On a trailing 12-month basis, adjusted free cash flow was $46 million, growing 28% year-over-year.”

Recent Company Highlights

•	Product Portfolio Expansion – Acquired C2C Systems to expand information management and archiving solution portfolio to include software-based archiving, eDiscovery and PST management.

•	Storage Product Innovation – Launched Data Production Plus initiative which includes new versions and updates across entire storage portfolio, including: Barracuda Backup version 6.0 featuring faster recovery times and Local Control to administer and replicate data in a private environment; Barracuda Message Archiver version 4.0 to extend archive capacity to the Barracuda Cloud and expand storage and compute resources with stackable appliances; Barracuda Copy Site Server to enable hybrid onsite and cloud-based file sync and share; Barracuda SignNow version 4.0 with integrations to Salesforce, Office365 and Google Apps; and a new SignNow appliance to support deployments in both cloud and on-premises environments. Announced the Barracuda Backup 290 targeted for branch offices looking to back up local data, and doubled the storage capacity of the Barracuda Backup 390.

•	Security Product Innovation – Released a number of new product updates across the security portfolio, including: Barracuda NG Firewall version 6.0 with Advanced Threat Detection and extended secure mobile device access; and Barracuda Spam Firewall version 6.1 featuring bulk categorization and advanced malware protection.

•	Public Cloud Momentum – Announced the Barracuda Web Application Firewall and Barracuda NG Firewall Azure Certified designation with availability in the Microsoft Azure Gallery; Barracuda Spam Firewall availability on Microsoft Azure; and Barracuda Spam Firewall annual pricing availability on Amazon Web Services.

•	Industry Recognition – Received a number of industry accolades and achievements, including: Volume leader in Content Security appliances for Q2 CY2014 by IDC; Number one vendor in unit volume for integrated PBBA and top five in overall revenue for total PBBA by IDC for Q2 CY2014; Highest Security Effectiveness score for Barracuda Web Application Firewall in NSS Labs Web Application Firewall group test; Five Star Review and Best Buy rating from SC Magazine for Barracuda Spam Firewall; and Best Security Hardware vendor by ChannelPro Network’s 2014 Readers’ Choice awards.

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-877-201-0168 for the U.S. and Canada or +1-647-788-4901 for international callers, and enter conference ID 95144768#. The webcast will be available live on the investor relations section of the Company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through October 14, 2014 by dialing 1-855-859-2056 in the U.S. and Canada, or +1-404-537-3406 for international callers, and entering conference ID 95144768#. Additional information can be found in an accompanying supplemental investor slide presentation located at https://investors.barracuda.com.

Forward-Looking Statements

This announcement contains forward-looking statements related to future product performance and potential results from new initiatives that involve risks and uncertainties, including statements regarding the Company’s expectations regarding financial performance and the potential impact of our new and updated products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network security and storage solutions; the Company’s effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; risks related to pending or future litigation and regulatory matters; and a dependency on third parties for certain components of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income, non-GAAP operating income, adjusted EBITDA and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables and footnotes. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the Company. In particular, management finds it useful to exclude these items in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. All forward-looking non-GAAP financial measures discussed on our earnings call excludes certain items such as stock-based compensation, amortization of intangibles and other non-recurring adjustments. While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for three and six months ended August 31, 2014 non-GAAP results included in this press release. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which exclude certain amounts as set forth in the attached financial tables and footnotes for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com

Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	August 31, 2014	February 28, 2014
Assets
Current assets:
Cash and cash equivalents	$156,559	$135,879
Accounts receivable, net of allowance for doubtful accounts	36,739	27,836
Inventories	5,183	5,648
Deferred costs	28,157	25,707
Deferred income taxes	33,840	30,156
Other current assets	5,637	4,900

Total current assets	266,115	230,126

Property and equipment, net	22,230	20,558
Deferred costs, non-current	26,425	24,572
Deferred income taxes, non-current	31,198	28,515
Other non-current assets	2,033	1,851
Intangible assets, net	10,652	8,420
Goodwill	41,025	36,014

Total assets	$399,678	$350,056

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$12,708	$13,743
Accrued payroll and related benefits	8,048	8,494
Other accrued liabilities	10,473	9,374
Deferred revenue	187,153	167,562
Deferred income taxes	291	260
Note payable	244	237

Total current liabilities	218,917	199,670

Long-term liabilities:
Deferred revenue, non-current	156,525	145,595
Deferred income taxes, non-current	951	84
Note payable, non-current	4,510	4,635
Other long-term liabilities	7,664	5,727

Stockholders’ equity (deficit):
Common stock	52	52
Additional paid-in capital	295,003	278,551
Accumulated other comprehensive loss	(1,392)	(817)
Accumulated deficit	(282,552)	(283,441)

Total stockholders’ equity (deficit)	11,111	(5,655)

Total liabilities and stockholders’ equity (deficit)	$399,678	$350,056

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2014	2013	2014	2013
Revenue:
Appliance	$20,676	$17,906	$41,512	$35,409
Subscription	47,976	39,884	93,349	78,658

Total revenue	68,652	57,790	134,861	114,067

Cost of revenue	14,044	13,407	28,450	26,481

Gross profit	54,608	44,383	106,411	87,586

Operating expenses:
Research and development	13,826	11,638	26,778	22,480
Sales and marketing	31,031	28,392	60,510	57,228
General and administrative	8,624	7,827	17,188	14,505

Total operating expenses	53,481	47,857	104,476	94,213

Income (loss) from operations	1,127	(3,474)	1,935	(6,627)

Other income (expense), net	(681)	7	(738)	(450)

Income (loss) before income taxes and non-controlling interest	446	(3,467)	1,197	(7,077)
Benefit (provision) for income taxes	292	1,089	(308)	2,136

Consolidated net income (loss)	738	(2,378)	889	(4,941)

Net loss attributable to non-controlling interest	—	203	—	362

Net income (loss) attributable to Barracuda Networks, Inc.	$738	$(2,175)	$889	$(4,579)

Net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	$0.01	$(0.08)	$0.02	$(0.16)

Diluted	$0.01	$(0.08)	$0.02	$(0.16)

Weighted-average shares used to compute net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	51,667	28,182	51,412	28,141

Diluted	53,743	28,182	53,675	28,141

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2014	2013	2014	2013
GAAP cost of revenue	$14,044	$13,407	$28,450	$26,481
Amortization of intangible assets (1)	673	1,138	1,346	2,128
Depreciation expense (2)	756	551	1,428	1,029
Stock-based compensation expense (3)	73	43	125	88

Non-GAAP cost of revenue	$12,542	$11,675	$25,551	$23,236

GAAP sales and marketing expense	$31,031	$28,392	$60,510	$57,228
Amortization of intangible assets (1)	438	470	741	918
Depreciation expense (2)	38	59	77	116
Stock-based compensation expense (3)	821	366	1,403	700

Non-GAAP sales and marketing expense	$29,734	$27,497	$58,289	$55,494

GAAP research and development expense	$13,826	$11,638	$26,778	$22,480
Depreciation expense (2)	156	137	307	264
Stock-based compensation expense (3)	902	635	1,650	1,265
Acquisition and other non-recurring charges (4)	383	375	755	500

Non-GAAP research and development expense	$12,385	$10,491	$24,066	$20,451

GAAP general and administrative expense	$8,624	$7,827	$17,188	$14,505
Amortization of intangible assets (1)	—	10	—	17
Depreciation expense (2)	274	124	523	262
Stock-based compensation expense (3)	1,940	1,587	3,640	3,075
Acquisition and other non-recurring charges (4)	257	302	274	367

Non-GAAP general and administrative expense	$6,153	$5,804	$12,751	$10,784

GAAP total expense	$67,525	$61,264	$132,926	$120,694
Amortization of intangible assets (1)	1,111	1,618	2,087	3,063
Depreciation expense (2)	1,224	871	2,335	1,671
Stock-based compensation expense (3)	3,736	2,631	6,818	5,128
Acquisition and other non-recurring charges (4)	640	677	1,029	867

Non-GAAP total expense	$60,814	$55,467	$120,657	$109,965

Depreciation expense (2)	1,224	871	2,335	1,671

Non-GAAP total expense including depreciation	$62,038	$56,338	$122,992	$111,636

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2014	2013	2014	2013
GAAP operating income (loss)	$1,127	$(3,474)	$1,935	$(6,627)
Amortization of intangible assets (1)	1,111	1,618	2,087	3,063
Stock-based compensation expense (3)	3,736	2,631	6,818	5,128
Acquisition and other non-recurring charges (4)	640	677	1,029	867

Non-GAAP operating income	$6,614	$1,452	$11,869	$2,431

GAAP net income (loss) attributable to Barracuda Networks, Inc.	$738	$(2,175)	$889	$(4,579)
Amortization of intangible assets (1)	1,111	1,618	2,087	3,063
Stock-based compensation expense (3)	3,736	2,631	6,818	5,128
Acquisition and other non-recurring charges (4)	640	677	1,029	867
Income tax effect of non-GAAP exclusions (5)	(2,243)	(1,484)	(3,186)	(2,708)
Other income adjustments (6)	569	(191)	516	172
Non-controlling interest (7)	—	(203)	—	(362)

Non-GAAP net income	$4,551	$873	$8,153	$1,581

Non-GAAP diluted earnings per share (8)	$0.08	$0.02	$0.15	$0.03

Weighted-average shares used to compute diluted earnings per share	53,743	46,822	53,675	46,582

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets, as well as certain losses from disposal of such assets, that primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
(4)	Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with an internal investigation of export control compliance and (ii) legal, accounting and advisory fees, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.
(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, and (iii) acquisition and other non-recurring charges.
(6)	Other Income Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency re-measurement gains and losses. For all non-functional currency account balances, the re-measurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income (expense), net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency re-measurement adjustments can be inconsistent in amount and can vary from period to period.
(7)	Non-Controlling Interest. We provide non-GAAP information that includes the results related to entities in which we hold a minority interest. We believe that adjusting for these amounts allows us to better compare results from period to period in order to assess the ongoing operating results of our business, including entities for which we own a minority interest.
(8)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2014	2013	2014	2013
GAAP net income (loss) attributable to Barracuda Networks, Inc.	$738	$(2,175)	$889	$(4,579)
Deferred revenue, end of period	342,663	286,792	342,663	286,792
Less: Deferred revenue, beginning of period	(328,488)	(274,444)	(313,157)	(261,243)
Less: Deferred costs, end of period	(54,582)	(46,058)	(54,582)	(46,058)
Deferred costs, beginning of period	52,549	42,556	50,279	39,470
Other expense (income), net	681	(7)	738	450
Provision (benefit) for income taxes	(292)	(1,089)	308	(2,136)
Acquisition and other non-recurring charges	640	677	1,029	867
Stock-based compensation expense	3,736	2,631	6,818	5,128
Amortization of intangible assets	1,111	1,618	2,087	3,063
Depreciation expense	1,224	871	2,335	1,671

Adjusted EBITDA (1)	$19,980	$11,372	$39,407	$23,425

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense (income), net, (ii) provision (benefit) for income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, including certain losses on disposal of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. The deferred revenue balance as of August 31, 2014 excludes the deferred revenue assumed on acquisition of C2C Systems Limited. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$15,475	$11,889	$20,882	$12,083
Purchase of property and equipment	(2,186)	(2,866)	(3,775)	(4,529)
Acquisition and other non-recurring charges (1)	390	393	775	3,469

Adjusted free cash flow (2)	$13,679	$9,416	$17,882	$11,023

(1)	Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with our CEO transition, (ii) payments associated with an internal investigation of export control compliance, and (iii) legal, accounting and advisory fee payments, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.
(2)	Adjusted Free Cash Flow. We define adjusted free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe adjusted free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

On a trailing 12-month basis, adjusted free cash flow was the following:

	Three months ended				Trailing 12-month as of August 31, 2014
	November 30, 2013	February 28, 2014	May 31, 2014	August 31, 2014
GAAP cash flows from operating activities	$10,593	$19,534	$5,407	$15,475	$51,009
Purchase of property and equipment	(1,328)	(1,759)	(1,589)	(2,186)	(6,862)
Acquisition and other non-recurring charges	447	902	385	390	2,124

Adjusted free cash flow	$9,712	$18,677	$4,203	$13,679	$46,271

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2014	2013	2014	2013
GAAP Revenue	$68,652	$57,790	$134,861	$114,067
Total deferred revenue, end of period	342,663	286,792	342,663	286,792
Less: total deferred revenue, beginning of period	(328,488)	(274,444)	(313,157)	(261,243)
Deferred revenue adjustments	6,208	5,485	12,268	10,872

Total change in deferred revenue and adjustments	20,383	17,833	41,774	36,421

Gross billings (1)	$89,035	$75,623	$176,635	$150,488

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. The deferred revenue balance as of August 31, 2014 excludes the deferred revenue assumed on acquisition of C2C Systems Limited. We believe that gross billings provide insight into the sales of our solutions and performance of our business.

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2014	2013	2014	2013
Operating activities
Consolidated net income (loss)	$738	$(2,378)	$889	$(4,941)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,335	2,489	4,422	4,734
Stock-based compensation	3,736	2,631	6,818	5,128
Excess tax benefits from equity incentive plan	(2,566)	(215)	(4,338)	(226)
Loss on disposal of property and equipment	19	22	31	36
Deferred income taxes	(2,944)	(5,514)	(6,198)	(5,467)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,433)	184	(8,527)	(1,016)
Inventories, net	(267)	(1,152)	463	(1,515)
Income taxes, net	2,049	4,232	3,073	(514)
Deferred costs	(2,130)	(3,502)	(4,412)	(6,588)
Other current assets	(218)	(389)	(247)	(902)
Other non-current assets	101	418	100	211
Accounts payable	3,312	3,226	(1,267)	(264)
Accrued payroll and related benefits	(52)	(764)	(29)	(1,883)
Other accrued liabilities	528	251	476	(303)
Other long-term liabilities	34	50	55	71
Deferred revenue	14,233	12,300	29,573	25,522

Net cash provided by operating activities	15,475	11,889	20,882	12,083

Investing activities
Purchase of property and equipment	(2,186)	(2,866)	(3,775)	(4,529)
Purchase of intangible assets	—	(28)	—	(28)
Purchase of investment in non-marketable equity and debt securities	—	(310)	(600)	(310)
Business combinations, net of cash acquired	(4,791)	(2,299)	(4,791)	(8,475)

Net cash used in investing activities	(6,977)	(5,503)	(9,166)	(13,342)

Financing activities
Transaction costs related to initial public offering	—	(147)	—	(147)
Proceeds from issuance of common stock	4,906	434	7,246	441
Taxes paid related to net share settlement of equity awards	(1,215)	(726)	(2,340)	(1,191)
Repurchase of common stock	—	(585)	—	(723)
Dividends paid	—	—	—	(1,419)
Extended (repayment of) employee loans	393	2,873	(70)	3,119
Excess tax benefits from equity incentive plan	2,566	215	4,338	226
Repayment of note payable	(58)	(55)	(118)	(111)

Net cash provided by financing activities	6,592	2,009	9,056	195

Effect of exchange rate changes on cash and cash equivalents	(89)	70	(92)	(35)

Net increase (decrease) in cash and cash equivalents	15,001	8,465	20,680	(1,099)

Cash and cash equivalents at beginning of period	141,558	20,531	135,879	30,095

Cash and cash equivalents at end of period	$156,559	$28,996	$156,559	$28,996